UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

MASTEC, INC.

(Exact name of registrant as specified in its charter)

Florida	001-08106	65-0829355
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(Address of principal executive offices)

Registrant’s telephone number, including area code (305) 599-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	MTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 5, 2024, MasTec, Inc., a Florida corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $550,000,000 aggregate principal amount of 5.900% Senior Notes due 2029 (the “Notes”).

The Notes will pay interest semi-annually at a rate of 5.900% and will mature on June 15, 2029. The Notes were priced at 99.956%. The Company expects to close the Notes offering on June 10, 2024, subject to customary conditions.

The Company intends to use the net proceeds from the offering (i) subject to the terms and conditions of the previously announced tender offer by IEA Energy Services LLC, a wholly owned subsidiary of the Company, to purchase any and all of its 6.625% Senior Notes due 2029 that are validly tendered and not validly withdrawn and accepted for purchase pursuant to the tender offer, (ii) to repay some or all of the terms loans outstanding under the Company’s three-year term loan facility and (iii) to pay related fees and expenses. The Company intends to use any remaining net proceeds thereafter to repay a portion of its senior unsecured credit facility and/or for general corporate purposes. Prior to the consummation of the tender offer, the net proceeds may be used for general corporate purposes, including the temporary repayment of a portion of the Company’s revolving credit facility.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The Company registered the Notes under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 filed by the Company on December 15, 2022 (File No. 333-268812). The foregoing description of the Underwriting Agreement is only a summary and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 8.01	Other Events.

On June 5, 2024, the Company issued a press release announcing the pricing of the Notes offering. Such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 5, 2024, by and among the Company and J.P. Morgan Securities LLC, and BofA Securities, Inc., as representatives of the underwriters named therein.

99.1	Press release, dated June 5, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: June 6, 2024	By:	/s/ Alberto de Cardenas
	Name:	Alberto de Cardenas
	Title:	Executive Vice President, General Counsel and Secretary